Exhibit 99.1

Portfolio Exposure Related to COVID-19

ADDENDUM TO Q2 2020
INVESTOR PRESENTATION

SEPTEMBER 16, 2020

PRIME MERIDIAN
HOLDING COMPANY

Forward Looking Statements

This Presentation, including information incorporated herein by reference, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "may," "could," "should," "would," "believe," "anticipate," "estimate," "expect," "intend," "plan," "project," "is confident that," and similar expressions are intended to identify these forward-looking statements. These forward-looking statements involve risk and uncertainty and a variety of factors could cause our actual results and experience to differ materially from the anticipated results or other expectations expressed in these forward-looking statements. We do not have a policy of updating or revising forward looking statements except as otherwise required by law, and silence by management over time should not be construed to mean that actual events are occurring as estimated in such forward-looking statements.

Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors that could have a material adverse effect on our operations and the operations of our subsidiary, Prime Meridian Bank, include, but are not limited to, changes in:

- risk factors named in the Prospectus
- general economic conditions
- legislative/regulatory changes
- monetary and fiscal policies of the U.S. Government
- the quality and composition of our loan or investment portfolios
- competition
- demand for loan and deposit products
- demand for financial services in our primary trade area
- litigation, tax, and other regulatory matters
- accounting principles and guidelines
- other economic, competitive, governmental, regulatory, or technological factors affecting us

The factors listed above should not be construed as exhaustive. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements. Information on these factors can be found in the Company's Annual Report on Form 10-K for the year ended December 31, 2019, and other reports and statements Prime Meridian Holding Company has filed with the Securities and Exchange Commission which are available at its website (www.sec.gov). We do not have a policy of updating or revising forward-looking statements except as otherwise required by law, and silence by management over time should not be construed to mean that actual events are occurring as estimated in such forward-looking statements.

COVID-19 LOAN MODIFICATIONS – Q2 2020

($ in thousands)

Collateral or Loan Type	No. of Loans Modified	Dollar Amount Loans Modified	Avg Balance Loans Modified	Interest Only 3 Months	Interest Only 4-6 Months	Full Payment Deferral 3 Months	Weighted Average LTV Loans Modified	Percent of Total Loan Collateral or Type
1-4 Family Owner Occupied	15	$ 7,558	$ 504	$ -	$ -	$ 7,558	75%	17.8
1-4 Family Non-Owner Occupied	9	3,035	337	948	167	1,920	67	7.1
CRE Owner Occupied	13	10,730	825	-	-	10,730	61	25.3
CRE Non-Owner Occupied	9	16,407	1,823	-	1,737	14,670	62	38.7
Commercial & Industrial	15	3,898	260	417	672	2,809	N/A	9.2
Construction/Land	7	781	112	23	-	758	47	1.8
Consumer	2	29	15	29	-	-	N/A	0.1
TOTAL	70	$ 42,438	$ 606	$ 1,417	$ 2,576	$ 38,445		100%

Source: Internal company documents as of 6/30/2020

COVID-19 LOAN MODIFICATIONS – 9/16/2020

($ in thousands)

Collateral or Loan Type	No. of Loans Modified	Dollar Amount Loans Modified	Avg Balance Loans Modified	Cumulative Interest Only 3 Months	Cumulative Interest Only 4-6 Months	Cumulative Payment Deferral 6 Months	Weighted Average LTV Loans Modified	Percent of Total Loan Collateral or Type
1-4 Family Owner Occupied	5	$ 2,454	$ 491	$ -	$ -	$ 2,454	74%	3.7%
1-4 Family Non-Owner Occupied	-	-	-	-	-	-	-	-
CRE Owner Occupied	5	2,875	575	-	791	2,084	64	4.4
CRE Non-Owner Occupied	1	1,737	1,737	-	1,737	-	59	3.0
Commercial & Industrial	-	-	-	-	-	-	-	-
Construction/Land	1	712	712	-	712	-	22	1.9
Consumer	-	-	-	-	-	-	-	-
TOTAL	12	$ 7,778	$ 648	$ -	$ 3,239	$ 4,538		

Source: Internal company documents as of 9/16/2020

COVID-19 Loan Modifications – Change from Q2 2020

($ in thousands)

Collateral or Loan Type	No. of Loans Modified	Dollar Amount Loans Modified	Avg Balance Loans Modified	Cumulative Interest Only 3 Months	Cumulative Interest Only 4-6 Months	Cumulative Payment Deferral 6 Months
1-4 Family Owner Occupied	-10	$ -5,104	$ -13	$ -	$ -	$ -5,104
1-4 Family Non-Owner Occupied	-9	-3,035	-337	-948	-167	-1,920
CRE Owner Occupied	-8	-7,855	-250	-	791	-8,646
CRE Non-Owner Occupied	-8	-14,670	-86	-	-	-14,670
Commercial & Industrial	-15	-3,898	-260	-417	-672	-2,809
Construction/Land	-6	-69	600	-23	712	-758
Consumer	-2	-29	-15	-29	-	-
TOTAL	-58	$ -34,660	$ 48	$ -1,417	$ 664	$ -33,907

Source: Internal company documents as of 9/16/2020

Number of PPP Loans and Average Loan Value



46.4% (1)
423
24.9% (1)
227
13.5% (1)
123
10.1% (1)
92
5.1% (1)
46
Less than $25K
$25K to $75K
$75K to $150K
$150K to $350K
$350K+

	Less than $25K	$25K to $75K	$75K to $150K	$150K to $350K	$350K+
TOTAL	$5,308,264	$9,952,196	$12,829,144	$21,047,712	$33,709,950
AVERAGE	12,549	43,842	104,302	228,779	732,825

(1) Percentage of total PPP loans



TOTAL SBA ORIGINATIONS
911
FUNDS DISBURSED
$82.8
(in millions)
AVERAGE ALL PPP LOANS
$90.9
(in thousands)

Source: SBA approvals and PPP funding data from internal company documents as of 9/16/2020

PPP: A Generational Catalyst for Growth

PPP Loan Relationships Accelerate Bank's Growth in Assets, Future Earnings Potential

The Bank's culture of adapting to change manifested itself in a positive way through the many stages of COVID-19 lockdowns which began late in Q1 2020. Though there was no known plan in place by the U.S. Treasury or SBA the Bank's team came together to create its own application and processing protocols to speed up the PPP application and approval process with clients (and later non-clients) in a way that few other community banks were able to replicate.

The team's nimbleness – and the emphasis on communication with clients – was unmatched by many larger banks. The Prime Meridian Bank team earned a reputation – even among competitors – that it could get PPP done.

The PPP program thus became a once-in-a-generation event for the Bank and a significant catalyst for current and future growth.


Client & PPP Recipient
Non-Client PPP Recipient/ Prospect
New Relationship Client from PPP
TOTAL SBA LOAN ORIGINATIONS
911
497
268
146

Of the 911 PPP loans originated, 414 were to non-clients. Over 146 of these loan recipients have become new clients of the Bank.

Source: PPP funding data from internal company documents as of 9/16/2020